Granite City Food & Brewery Ltd. Reports 36% Increase in Second Quarter Revenues

MINNEAPOLIS July 29, 2008 — Granite City Food & Brewery Ltd. (Nasdaq: GCFB) a Modern American upscale casual restaurant chain, today reported results for the second quarter ended June 24, 2008.

Highlights for the second quarter of 2008 compared to the same quarter last year were as follows:

- - -	Total revenues increased 36.0% to $25.1 million Comparable restaurant sales increased 0.5% Four consecutive months of restaurant-level EBITDA growth

Second Quarter 2008 Financial Results

Total revenue for the second quarter 2008 rose by 36.0% to $25.1 million compared to $18.5 million for the second quarter of 2007. Comparable restaurant sales increased 0.5% during the second quarter of 2008 compared to the second quarter of 2007.

For all the restaurants, the restaurant-level EBITDA margin was 12.1% for the second quarter of 2008. This represents an increase of 3.7% in restaurant-level EBITDA compared to 8.4% in the first quarter, 2008. All regions showed marked improvement in restaurant-level EBITDA in second quarter of 2008 compared to the first quarter of 2008.

Steve Wagenheim, CEO and President commented, “You can see the difference in our store-level operations with the hiring of 16 store partners over the last several months. With strong operators in place we are seeing the results kick in, which is a great sign that we will continue this positive momentum throughout the year.”

The overall restaurant-level EBITDA margin was negatively impacted by Region 3 which includes our Kansas City and Wichita stores and by newer restaurants, primarily those that opened during the first quarter of 2008 and fourth quarter of 2007. New restaurants typically take six to twelve months to improve their operating efficiencies as staff members become more experienced in our disciplined production and staffing methods, thereby generating less waste and more productivity. Management believes that as newer restaurants mature and gain efficiencies, overall blended margins will increase. These six new restaurants represent 24% of the Company’s total store base. Without the new stores and Region 3, the Company’s restaurant-level EBITDA margin would have been 15.8%, which was the same as the prior year period.

Total cost of sales was $22.1 million in the second quarter or 87.9% of sales compared to prior year cost of sales of $15.7 million or 84.9% of sales. The second quarter cost of sales represented an improvement over the 91.6% first quarter cost of sales. The improvement in the second quarter compared to the prior quarter was due to several factors: First, the Company’s hiring of 16 new managing and culinary store partners will continue impacting its business in a positive manner. As well, the talent level of the partners continues to improve due to overall industry transition; second, the Company is in the midst of transitioning its overall business to include better oversight in its stores via its previously announced steward program; third, the six new store openings in the later part of 2007 and the first quarter of 2008 are beginning to mature. Although the average age of these stores is only 3-4 months old, efficiencies in labor and food are having a positive effect; and finally, while the industry continues to see increases in commodity costs, the Company’s increase in menu pricing of approximately 4% in March 2008 continues to offset these costs.

General and administrative expenses were $2.8 million or 11.1% of sales for the second quarter of 2008 compared to $1.9 million or 10.3% of sales for the second quarter of 2007. The overall percentage increase was primarily related to increased staff levels related to growth, costs associated with an increase in recruiting, relocating and training as well as consulting costs. These costs were associated with management changes during the quarter and the Company’s overall oversight initiatives. These costs are expected to subside through the year and management believes overall general and administrative costs will fall below 10% in the final quarter of the year.

The net loss for the second quarter of 2008 was $3.3 million or $(0.20) per share.

Year-to-Date Financial Results

Revenue increased 34.1% to $49.1 million for the twenty-six weeks ended June 24, 2008 compared to $36.6 million for same period in 2007, aided by six new restaurants and a 1.1% increase in comparable restaurant sales.

For all the restaurants, the restaurant-level EBITDA margin was 10.3% for the first half of fiscal year 2008, while the restaurant-level EBITDA margin for comparable restaurants was 13.5%. Similar to second quarter margins, the overall restaurant-level EBITDA margin was negatively impacted by newer restaurants open for less than one year.

General and administrative expenses were $5.5 million or 11.2% of sales for the twenty-six weeks ended June 24, 2008 compared to $3.6 million or 9.9% of sales for the same period of 2007.

The net loss for the first half of fiscal year 2008 was $7.6 million or $(0.47) per share compared to a net loss of $2.8 million or $(0.19) per share for the first half of 2007.

“Since the beginning of the year we have articulated and outlined our HR and field initiatives to provide margin enhancement to the stores,” said Steve Wagenheim, CEO and Founder of Granite City Food & Brewery.  “While the job is not yet complete, we are very pleased to announce our year-to-date results that provide us with four consecutive months of restaurant level growth.  Additionally, we feel the Granite City value proposition continues to hold up well with a 1.1% year-to-date comparable store sales increase—especially with the negative trends overall in the casual dining sector.  We have always believed that our polished casual concept has tremendous appeal to the consumer in good and poor economic times.”

Investor Conference Call and Webcast

A conference call to review the results of the second quarter of 2008 will be held on Wednesday, July 30, 2008 at 10:00 a.m. Central Time and may be accessed by calling 877-741-4251 and referencing code 3465022. An archive of the presentation will be available for 30 days following the call.

About Granite City

Granite City Food & Brewery Ltd. is a Modern American upscale casual restaurant chain that operates 26 restaurants in twelve (12) states. The menu features affordable yet high quality family favorite menu items prepared from made-from-scratch recipes and served in generous portions. The sophisticated yet unpretentious restaurants, proprietary food and beverage products, attractive price points and high service standards combine for a great dining experience. Granite City opened its first restaurant in St. Cloud, Minnesota in 1999.

Forward-Looking Statements, Non-GAAP Financial Measurements, and Comparable Restaurant Data

Certain statements made in this press release of a non-historical nature constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Such factors include, but are not limited to, changes in economic conditions, changes in consumer preferences or discretionary consumer spending, a significant change in the performance of any existing restaurants, the ability to obtain financing for, and complete construction of, additional restaurants at acceptable costs, and the risks and uncertainties described in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 10, 2008.

Additionally, this press release contains certain non-GAAP financial measures, including references to restaurant-level EBITDA. As compared to the nearest GAAP measurement for our company, restaurant-level EBITDA represents net loss with the add-back of net interest expense, income tax expense, depreciation and amortization, general and administrative expenses, and pre-opening costs. Alternatively, restaurant-level EBITDA can be calculated as restaurant revenue less all restaurant-level cost of sales, excluding depreciation and amortization. We use restaurant-level EBITDA and restaurant-level EBITDA as a percentage of revenue as internal measurements of restaurant-level operating performance. Restaurant-level EBITDA as we define it may not be comparable to similar measurements used by other companies and is not a measure of performance or liquidity presented in accordance with GAAP. The Company believes that restaurant-level EBITDA is an important component of its financial results because it is a widely used measurement within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance. The Company uses restaurant-level EBITDA as a means of evaluating its restaurants’ financial performance compared with its competitors. This non-GAAP measurement should not be used as a substitute for net loss, net cash provided by or used in operations or other financial data prepared in accordance with GAAP. A reconciliation of restaurant-level EBITDA to net loss, as well as company-wide EBITDA, for the second quarters of 2008 and 2007 is provided herein.

Finally, in order to provide supplemental results of operations information, we have included certain adjusted financial measures. In particular, we have presented various financial metrics for comparable restaurants, which are those restaurants that have been open for 18 months or more, and our new restaurants which are those restaurants that have been open for 18 months or less. The contributions of these groups of restaurants to company-wide performance are set forth herein.

Contacts:	Steven J. Wagenheim President and Chief Executive Officer (952) 215-0678	James G. Gilbertson Chief Financial Officer (952) 215-0676

Granite City Food & Brewery Ltd.
Condensed Consolidated Financial Statements

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	June 24,	June 26,	June 24,	June 26,
	2008	2007	2008	2007
Restaurant revenues	$25,098,838	$18,453,954	$49,118,323	$36,636,146
Cost of sales:
Food, beverage and retail	7,601,146	5,524,901	15,125,214	10,919,623
Labor	9,298,112	6,544,272	18,650,135	13,151,175
Direct restaurant operating	3,553,310	2,491,215	7,133,346	4,934,154
Occupancy	1,618,074	1,103,348	3,164,972	2,274,892
Total cost of sales	22,070,642	15,663,736	44,073,667	31,279,844

Pre-opening	246,701	416,341	830,074	512,182
General and administrative	2,780,362	1,907,641	5,484,887	3,643,946
Depreciation and amortization	1,613,411	1,122,405	3,175,057	2,242,728

Operating loss	(1,612,278)	(656,169)	(4,445,362)	(1,042,554)

Interest:
Income	10,038	70,009	25,246	102,485
Expense	(1,651,127)	(857,713)	(3,139,953)	(1,903,278)
Net interest expense	(1,641,089)	(787,704)	(3,114,707)	(1,800,793)

Net loss	$(3,253,367)	$(1,443,873)	$(7,560,069)	$(2,843,347)

Loss per common share, basic	$(0.20)	$(0.09)	$(0.47)	$(0.19)

Weighted average shares outstanding, basic	16,197,849	16,004,680	16,190,066	14,975,124

Selected Balance Sheet Information

	June 24,	December 25,
	2008	2007
Cash	$3,766,559	$7,076,835
Current assets including cash	$5,101,432	$8,423,710
Total assets	$83,007,348	$82,410,790
Current liabilities	$11,157,482	$12,092,007
Total liabilities	$72,591,658	$64,733,429
Shareholders’ equity	$10,415,690	$17,677,361

Non-GAAP Reconciliations Q2, 2008 Results

					Total for All
	Comparable				Restaurants As
	Restaurants	% of Sales	New Restaurants	% of Sales	Reported	% of Sales
Restaurant revenues	$15,648,772	100%	$9,450,066	100%	$25,098,838	100%
Cost of sales:
Food, beverage and retail	4,611,692	29.5%	2,989,454	31.6%	7,601,146	30.3%
Labor	5,554,218	35.5%	3,743,894	39.6%	9,298,112	37.0%
Direct Restaurant Operating Expenses	2,246,975	14.4%	1,306,335	13.8%	3,553,310	14.2%
Occupancy	964,159	6.2%	653,915	6.9%	1,618,074	6.4%

Total cost of sales	13,377,044	85.5%	8,693,598	92.0%	22,070,642	87.9%

Restaurant-level EBITDA*	$2,271,728	14.5%	$756,468	8.0%	$3,028,196	12.1%

Pre-opening					246,701	1.0%
General and administrative					2,780,362	11.1%

Company-wide EBITDA					1,133
Depreciation and amortization					1,613,411

Operating Loss					(1,612,278)
Interest:
Income					10,038
Expense					(1,651,127)

Net interest expense					(1,641,089)
Net loss as reported under GAAP					$(3,253,367)

*See accompanying disclosure regarding use of non-GAAP financial measures.
Certain percentages may not foot due to rounding

Non-GAAP Reconciliations Q2, 2007 Results

					Total for All
	Comparable				Restaurants As
	Restaurants	% of Sales	New Restaurants	% of Sales	Reported	% of Sales
Restaurant revenues	$15,573,003	100%	$2,880,951	100%	$18,453,954	100%
Cost of sales:
Food, beverage and retail	4,628,079	29.7%	896,822	31.1%	5,524,901	29.9%
Labor	5,413,934	34.8%	1,130,338	39.2%	6,544,272	35.5%
Direct Restaurant Operating Expenses	2,135,931	13.7%	355,284	12.3%	2,491,215	13.5%
Occupancy	924,977	5.9%	178,371	6.2%	1,103,348	6.0%

Total cost of sales	13,102,921	84.1%	2,560,815	88.9%	15,663,736	84.9%

Restaurant-level EBITDA*	$2,470,082	15.9%	$320,136	11.1%	$2,790,218	15.1%

Pre-opening					416,341	2.3%
General and administrative					1,907,641	10.3%

Company-wide EBITDA					466,236
Depreciation and amortization					1,122,405

Operating Loss					(656,169)
Interest:
Income					70,009
Expense					(857,713)
Net interest expense					(787,704)

Net loss as reported under GAAP					$(1,443,873)

*See accompanying disclosure regarding use of non-GAAP financial measures.
Certain percentages may not foot due to rounding

Non-GAAP Reconciliations Q2, 2008 and Q2, 2007 Results
Excluding Region 3 and Six Newest Restaurants

	Q2 2008		Q2	2007
			Without Region 3
	Without Region 3 and Six Newest		and Six Newest
	Restaurants	% of Sales	Restaurants	% of Sales
Restaurant revenues	$14,342,013	100%	$13,949,959	100%
Cost of sales:
Food, beverage and retail	4,199,007	29.3%	4,167,365	29.9%
Labor	5,114,428	35.7%	4,944,016	35.4%
Direct Restaurant Operating Expenses	1,950,119	13.6%	1,853,910	13.3%
Occupancy	812,822	5.7%	780,598	5.6%

Total cost of sales	12,076,376	84.2%	11,745,889	84.2%

Restaurant-level EBITDA*	$2,265,637	15.8%	$2,204,070	15.8%

*See accompanying disclosure regarding use of non-GAAP financial measures.
Certain percentages may not foot due to rounding

Non-GAAP Reconciliations Q2 YTD, 2008 Results

					Total for All
	Comparable				Restaurants As
	Restaurants	% of Sales	New Restaurants	% of Sales	Reported	% of Sales
Restaurant revenues	$29,103,667	100%	$20,014,656	100%	$49,118,323	100%
Cost of sales:
Food, beverage and retail	8,686,676	29.8%	6,438,538	32.2%	15,125,214	30.8%
Labor	10,379,227	35.7%	8,270,908	41.3%	18,650,135	38.0%
Direct operating expense	4,305,811	14.8%	2,827,535	14.1%	7,133,346	14.5%
Occupancy	1,792,930	6.2%	1,372,042	6.9%	3,164,972	6.4%

Total cost of sales	25,164,644	86.5%	18,909,023	94.5%	44,073,667	89.7%

Restaurant-level EBITDA*	$3,939,023	13.5%	$1,105,633	5.5%	$5,044,656	10.3%

Pre-opening					830,074	1.7%
General and administrative					5,484,887	11.2%

Company-wide EBITDA					(1,270,305)
Depreciation and amortization					3,175,057

Operating Loss					(4,445,362)
Interest:
Income					25,246
Expense					(3,139,953)
Net interest expense					(3,114,707)

Net loss as reported under GAAP					$(7,560,069)

*See accompanying disclosure regarding use of non-GAAP financial measures.
Certain percentages may not foot due to rounding

Non-GAAP Reconciliations Q2 YTD, 2007 Results

					Total for All
	Comparable				Restaurants As
	Restaurants	% of Sales	New Restaurants	% of Sales	Reported	% of Sales
Restaurant revenues	$28,787,587	100%	$7,848,559	100%	$36,636,146	100%
Cost of sales:
Food, beverage and retail	8,515,526	29.6%	2,404,097	30.6%	10,919,623	29.8%
Labor	10,050,599	34.9%	3,100,576	39.5%	13,151,175	35.9%
Direct operating expense	3,944,393	13.7%	989,761	12.6%	4,934,154	13.5%
Occupancy	1,772,434	6.2%	502,458	6.4%	2,274,892	6.2%

Total cost of sales	24,282,952	84.4%	6,996,892	89.1%	31,279,844	85.4%

Restaurant-level EBITDA*	$4,504,635	15.6%	$851,667	10.9%	$5,356,302	14.6%

Pre-opening					512,182	1.4%
General and administrative					3,643,946	9.9%

Company-wide EBITDA					1,200,174
Depreciation and amortization					2,242,728

Operating Loss					(1,042,554)
Interest:
Income					102,485
Expense					(1,903,278)
Net interest expense					(1,800,793)

Net loss as reported under GAAP					$(2,843,347)

*See accompanying disclosure regarding use of non-GAAP financial measures.
Certain percentages may not foot due to rounding